UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – May 4, 2021

WEST PHARMACEUTICAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Herman O. West Drive, Exton, PA		19341-0645
(Address of principal executive offices)		(Zip Code)
 Registrant’s telephone number, including area code: 610-594-2900

Not Applicable
(Former name or address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.25 per share	WST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2021, the Board of Directors (the "Board") approved a material amendment to the 2016 Omnibus Incentive Compensation Plan (the “Plan”) to reduce the number of equity awards that may be issued under the Plan without regard to any service vesting requirements. The amendment is attached to this filing as Exhibit 10.36. Prior to the amendment, the Plan permitted up to 10% of the 5,500,000 shares of common stock reserved for issuance to be issued without regard to any service vesting requirements. Effective May 4, 2021, this limitation has been reduced from 10% to 5% of the shares of common stock reserved for issuance. Therefore, now only up to 275,000 shares may be issued without regard to vesting requirements. Equity awards issued under the Plan without regard to vesting requirements before the date of the amendment count against the revised limit. The revised limit is subject to all other terms and conditions in the Plan, including the provision which requires that equity (other than options or stock appreciation rights) count 2.5 times against the 5,500,000 total shares allocated for issuance.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Our 2021 Annual Meeting of Shareholders was held virtually on May 4, 2021, in the best interests of shareholders due to the on-going COVID-19 pandemic and restrictions issued by the Commonwealth of Pennsylvania and the Center for Disease Control.

Our shareholders voted on three proposals at the Annual Meeting. The proposals are described in detail in our proxy statement dated March 24, 2021. As of March 9, 2021, the record date, there were 73,850,336 shares of our common stock outstanding. Shareholders representing 67,149,389 or 90.92%, of the common shares outstanding were present virtually or were represented by proxy at the Annual Meeting. The final results for the votes on each proposal are set forth below.

Proposal 1: Our shareholders elected the following directors to serve on our Board until the 2022 Annual Meeting of Shareholders by the following vote:

Name	For	Against	Abstain	Broker Non-Votes
Mark A. Buthman	62,882,045	1,617,483	31,483	2,618,378
William F. Feehery	58,092,225	6,407,499	31,287	2,618,378
Robert F. Friel	64,111,703	387,555	31,753	2,618,378
Eric M. Green	63,900,019	615,501	15,491	2,618,378
Thomas W. Hofmann	62,282,186	2,217,397	31,428	2,618,378
Deborah L. V. Keller	64,112,283	390,008	28,720	2,618,378
Myla P. Lai-Goldman	64,124,088	377,070	29,853	2,618,378
Douglas A. Michels	62,832,980	1,666,498	31,533	2,618,378
Paolo Pucci	63,514,496	984,146	32,369	2,618,378
Patrick J. Zenner	61,623,876	2,859,923	47,212	2,618,378

Proposal 2: Our shareholders approved, on an advisory basis, our named executive officer compensation by the following vote:

For	Against	Abstain	Broker Non-Votes
61,300,647	3,175,285	55,079	2,618,378

Proposal 3: Our shareholders ratified the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2021 fiscal year by the following vote:

For	Against	Abstain
64,542,682	2,590,420	16,287

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit No.	Description
	10.36	2016 Omnibus Incentive Compensation Plan amendment dated, May 4, 2021.
	104	The cover page from the Company’s Current Report on Form 8-K, dated May 4, 2021, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC.

/s/ Bernard J. Birkett
Bernard J. Birkett
Senior Vice President and Chief Financial Officer

May 6, 2021

EXHIBIT INDEX

Exhibit No.	Description
10.36	2016 Omnibus Incentive Compensation Plan amendment dated, May 4, 2021.
104	The cover page from the Company’s Current Report on Form 8-K, dated May 4, 2021, formatted in Inline XBRL.